EX 99.28(g)(4)(iv)

Amendment to Master Custodian Agreement

This Amendment, effective as of September 28, 2015, to the Master Custodian Agreement dated as of December 30, 2010, (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”) is by and among each management investment company, and each Cayman Islands entity identified on Appendix A attached thereto (each a “Fund” and collectively “Funds”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

Whereas, each Fund’s portfolio of assets (each an “Account”) is segregated and separately managed;

Whereas, the Custodian and the Funds have entered into the Agreement by which the Custodian provides certain custodial services relating to securities and other assets of each Fund in each Account; and

Whereas, the following new fund, fund name changes, Cayman Islands entity name change, and fund merger (collectively, “Fund Changes”) have been approved by the Board of Trustees of the JNL Series Trust, the Board of Managers of JNL Variable Fund LLC, and/or by the Board of Directors of JNL/AllianceBernstein Dynamic Asset Allocation Fund Ltd.:

New JNL Series Trust Fund

-	JNL/DoubleLine Shiller Enhanced CAPE Fund;

JNL Series Trust Fund Name Changes:

-	JNL/JPMorgan International Value Fund to JNL/Causeway International Value Select Fund;

-	JNL/AllianceBernstein Dynamic Asset Allocation Fund to JNL/AB Dynamic Asset Allocation Fund;

Cayman Islands Entity Name Change:

-	JNL/AllianceBernstein Dynamic Asset Allocation Fund Ltd. to JNL/AB Dynamic Asset Allocation Fund Ltd.;

JNL Variable Fund LLC Fund Merger:

JNL/Mellon Capital 25 Fund of JNL Variable Fund LLC into JNL/S&P 4 Fund of JNL Series Trust; and

JNL Variable Fund LLC Fund Name Change:

JNL/Mellon Capital Global 15 Fund to JNL/Mellon Capital Global 30 Fund.

Whereas, pursuant to the approval of the Fund Changes, as outlined above, the parties have agreed to amend Appendix A of the Agreement to:

-	add the JNL/DoubleLine Shiller Enhanced CAPE Fund;
-	update the fund names for the three funds, as outlined above;
-	update the Cayman Islands entity name, as outlined above; and
-	remove the JNL/Mellon Capital 25 Fund.

Now, Therefore, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	The first paragraph of the Agreement is hereby deleted and replaced with the following:

This Agreement is made as of December 30, 2010 by and among each management investment company, each management investment company made subject to this Agreement in accordance with Section 20.5 below, and each Cayman Islands entity identified on Appendix A thereto (each a “Fund” and collectively “Funds”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

2.	Appendix A to the Agreement is hereby deleted and replaced in its entirety with Appendix A dated September 28, 2015, attached hereto.

3.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

4.	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Remainder of page intentionally left blank.]

In Witness Whereof, the parties hereto have caused this Agreement to be executed by their officers designated below as of this 8th day of September 2015, effective September 28, 2015.

JNL Series Trust
JNL Investors Series Trust
JNL Strategic Income Fund LLC
JNL Variable Fund LLC
Jackson Variable Series Trust
JNL/AB Dynamic Asset Allocation Fund Ltd.
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund Ltd.

By:	/s/ Kelly L. Crosser
Name:	Kelly L. Crosser
Title:	Assistant Secretary

State Street Bank And Trust Company

By:	/s/ Gunjan Kedia
Name:	Gunjan Kedia
Title:	Executive Vice President

Appendix A
to
Master Custodian Agreement

(Last Updated as of September 28, 2015)

JNL Series Trust
JNL Multi-Manager Alternative Fund
JNL/AB Dynamic Asset Allocation Fund
JNL/Boston Partners Global Long Short Equity Fund
JNL/Causeway International Value Select Fund
JNL/DFA U.S. Core Equity Fund
JNL/DoubleLine Shiller Enhanced CAPE Fund
JNL/Goldman Sachs Core Plus Bond Fund
JNL/Goldman Sachs Emerging Markets Debt Fund
JNL/Goldman Sachs Mid Cap Value Fund
JNL/Goldman Sachs U.S. Equity Flex Fund
JNL/Harris Oakmark Global Equity Fund
JNL/Invesco Global Real Estate Fund
JNL/Invesco International Growth Fund
JNL/Invesco Large Cap Growth Fund
JNL/Invesco Mid Cap Value Fund
JNL/Invesco Small Cap Growth Fund
JNL/JPMorgan Midcap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/Lazard Emerging Markets Fund
JNL/Mellon Capital European 30 Fund
JNL/Mellon Capital Pacific Rim 30 Fund
JNL/Morgan Stanley Mid Cap Growth Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/Oppenheimer Emerging Markets Innovator Fund
JNL/Oppenheimer Global Growth Fund
JNL/PPM America Floating Rate Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Mid Cap Value Fund
JNL/PPM America Small Cap Value Fund
JNL/PPM America Value Equity Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price Value Fund
JNL/Westchester Capital Event Driven Fund

JNL Investors Series Trust
JNL/PPM America Low Duration Bond Fund
JNL/PPM America Total Return Fund

JNL Strategic Income Fund LLC
JNL/PPM America Strategic Income Fund

A-1

JNL Variable Fund LLC
JNL/Mellon Capital Global 30 Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital Nasdaq® 25 Fund
JNL/Mellon Capital S&P® 24 Fund
JNL/Mellon Capital S&P® SMid 60 Fund

Jackson Variable Series Trust
JNL/DFA U.S. Micro Cap Fund
JNL/DoubleLine Total Return Fund
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund
JNL/Lazard International Strategic Equity Fund
JNL/Neuberger Berman Currency Fund
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund
JNL/Nicholas Convertible Arbitrage Fund
JNL/PPM America Long Short Credit Fund
JNL/T. Rowe Price Capital Appreciation Fund

  Cayman Islands Entities:

JNL/AB Dynamic Asset Allocation Fund Ltd.

JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund Ltd.

A-2